UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2005 (January 7, 2005)

POLAROID HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-50661	23-3856538
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1265 Main Street, Waltham, Massachusetts  02451

(Address of principal executive offices)          (Zip Code)

(781) 386-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 7, 2005, Polaroid Holding Company (the “Company”) and One Equity Partners LLC (“OEP”), an entity which, together with its affiliates, controls approximately 53% of the Company’s common stock, entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Securities Holders Agreement by and among the Company, OEP and the Other Management Investors Named therein dated as of February 5, 2003 (the “Securities Holders Agreement”).  The Amendment provides for full vesting of all Incentive Securities (as defined in the Securities Holders Agreement) held by employee investors immediately prior to the Effective Time of the merger contemplated in the Agreement and Plan of Merger by and among Petters Group Worldwide, LLC, Petters Consumer Brands, LLC and the Company dated January 7, 2005.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1

Amendment No. 1, dated as of January 7, 2004, to the Amended and Restated Securities Holders Agreement by and among Polaroid Holding Company, One Equity Partners LLC and the Other Management Investors Named Therein dated as of February 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POLAROID HOLDING COMPANY

Date: January 12, 2005	By:	/s/ William L. Flaherty
William L. Flaherty
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Amendment No. 1, dated as of January 7, 2004, to the Amended and Restated Securities Holders Agreement by and among Polaroid Holding Company, One Equity Partners LLC and the Other Management Investors Named Therein dated as of February 5, 2003.